File no. 333-189975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

(POST EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LENTUO INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building D, 2/F, 56 East 4th Ring South Road

Chaoyang District, Beijing 100023

People’s Republic of China

(Address of Principal Executive Offices)

2010 SHARE INCENTIVE PLAN

(Full Title of the Plan)

Law Debenture Corporate Services, Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, and telephone number of agent for service)

With copies to:

Clayton E. Parker, Esq. John D. Owens III, Esq. K&L Gates LLP 200 South Biscayne Boulevard, Suite 3900 Miami, Florida 33131 Telephone: 305.539.3300 Facsimile: 305.358.7095

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount	offering	aggregate	Amount of
Title of securities	To be	price per	offering	registration
to be registered	Registered (2)	share (3)	price (3)	fee (3)
Ordinary Shares, $0.00001 par value(1)	6,200,000	$4.84	$30,008,000	$4,093.09
Total	6,200,000	$4.84	$30,008,000	$4,093.09	(4)

(1)	American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable on deposit of ordinary shares, par value $0.00001 per share, of Lentuo International Inc. (the “Ordinary Shares”) have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-170780) and currently are traded on the New York Stock Exchange under the ticker symbol “LAS.” Each ADS represents two Ordinary Shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities to be offered or issued upon adjustments or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions effected without the receipt of consideration that results in an increase in the number of outstanding Ordinary Shares to be offered or issued pursuant to the Plan (as defined below).

(2)	Lentuo International Inc.’s 2010 Share Incentive Plan (the “Plan”) provides that the Ordinary Shares that may be issued under the Plan shall not exceed an aggregate of 4,500,000 Ordinary Shares, plus an annual increase on the first day of each fiscal year commencing January 1, 2011, equal to 1.0% of the outstanding Ordinary Shares on the first day of each fiscal year (unless a lesser amount of Ordinary Shares is fixed as determined by the Board). This Registration Statement registers 6,200,000 Ordinary Shares which may be issued pursuant to the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed pursuant to Rule 457 based upon the average of the high and low prices of Lentuo International Inc.’s ADSs on the New York Stock Exchange ($5.01 and $4.66, respectively) on July 12, 2013.

(4)	Previously paid.

Explanatory Note:

Lentuo International Inc. (the “Company”) has filed this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 in order to correct a scrivener’s error on the signature page of the original filing, that was filed with the SEC on July 17, 2013 (the “Original Filing”) that incorrectly stated the position of Jiangyu Luo. With the exception of the correction of the scrivener’s error, all other items in the Original Filing remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement in accordance with Rule 428 under the Securities Act the “Note” to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement in accordance with Rule 428 under the Securities Act the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been previously filed by Lentuo International Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) and are hereby incorporated by reference as of their respective dates into this Registration Statement and shall be deemed a part hereof:

(a)	The Annual Report of the Company on Form 20-F for the fiscal year ended December 31, 2012, filed with the SEC on April 30, 2013, and as amended and filed on May 28, 2013;

(b)	The Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on April 30, 2013;

(c)	The Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on May 20, 2013;

(d)	The Company’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on June 17, 2013;

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012; and

(f)	The description of the Company’s Ordinary Shares contained in the registration statement on Form 8-A (Registration No. 000-34987), filed with the SEC under Section 12 of the Exchange Act on November 24, 2010.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Any report that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not required to be included in this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty, willful default or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	2010 Share Incentive Plan (1)

5.1	Opinion of Maples and Calder (1)

23.1	Consent of Ernst & Young Hua Ming LLP (1)

23.2	Consent of Maples and Calder (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1) Previously filed.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv) Any other communication that is an offer in the offering made by the Company to the purchaser.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China on August 21, 2013.

Lentuo International Inc.

Date:	August 21, 2013	By:	/s/ Jing Yang
Jing Yang
Chief Executive Officer

Date:	August 21, 2013	By:	/s/ Diana Arias
Diana Arias on behalf of Law Debenture Corporate Services, Inc.
Authorized U.S. Representative

We, the undersigned directors and officers of Lentuo International Inc., do hereby constitute and appoint each of Hetong Guo and Jing Yang as our true and lawful attorneys-in-fact and agents to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable Lentuo International Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signatures	Title	Date

/s/ Hetong Guo	Chairman of the Board	August 21, 2013
Hetong Guo

/s/ Jing Yang	Chief Executive Officer (Principal Executive Officer)	August 21, 2013
Jing Yang

/s/ Jiangyu Luo	Financial Controller (Principal Accounting Officer),	August 21, 2013
Jiangyu Luo	Acting Chief Financial Officer (Principal Financial Officer)

/s/ Min Xu	Director	August 21, 2013
Min Xu

/s/ Chunsheng Zhou	Director	August 21, 2013
Chunsheng Zhou

/s/ Guojun Xing	Director	August 21, 2013
Guojun Xing

/s/ Ganshun Li	Director	August 21, 2013
Ganshun Li

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	2010 Share Incentive Plan (1)

5.1	Opinion of Maples and Calder (1)

23.1	Consent of Consent of Ernst & Young Hua Ming LLP (1)

23.2	Consent of Maples and Calder (contained in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

(1) Previously filed.